UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 11, 2023

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2023, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), effected a one-for-ten reverse stock split (“Reverse Stock Split”) of the Company’s common stock, par value $0.001 (the “Common Stock”). As previously disclosed, at its annual meeting of stockholders held on May 19, 2023, the stockholders of the Company approved a proposal to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Certificate of Incorporation (the “Charter”) to effect a reverse stock split at a ratio between one-for-five (1:5) and one-for-thirty (1:30), as determined by the Board in its discretion. On July 7, 2023, the Board approved the Reverse Stock Split at a ratio of one-for-ten. Following such approval, the Company filed an amendment to its Charter (the “Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, with an effective time of 5:00 p.m. Eastern Time on July 11, 2023 (the “Effective Time”). On July 12, 2023, the Common Stock began trading on a split-adjusted basis under a new CUSIP number, 00430H201.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to a fractional share of Common Stock are instead entitled to receive a pro rata share of the proceeds from the sale of shares of Common Stock by the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (the “Transfer Agent”). Following the filing of the Amendment, the Transfer Agent will aggregate all fractional shares that otherwise would have been issued as a result of the Reverse Stock Split and those shares will be sold into the market. Stockholders who would otherwise hold a fractional share of Common Stock will receive a pro rata cash payment from the proceeds of that sale in lieu of such fractional share.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

The Company currently has on file with the U.S. Securities and Exchange Commission (the “SEC”) (i) a Registration Statement on Form S-3 (No. 333-262494) that relates to the resale of shares of Common Stock that may be offered for sale from time to time by the selling stockholder named in the prospectus included as part of such registration statement, and (ii) Registration Statements on Form S-8 (Nos. 333-187439, 333-199992, 333-225585, 333-233185, 333-239052, 333-265126 and 333-272792) that register shares of Common Stock to be issued under the Company’s long-term incentive plans. SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offerings covered by registration statements filed on Form S-3 or Form S-8, as applicable. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the amount of undistributed shares of Common Stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Stock Split at a ratio of one-for-ten.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)
Date: July 13, 2023
/s/ David Patience
David Patience
Chief Financial Officer